Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan M. Heller, Farzana Khaleel and Stephen D. Lebovitz and each of them, with full power to act without the other, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the Annual Report of CBL & Associates Properties, Inc. on Form 10-K for the fiscal year ended December 31, 2021 including one or more amendments to such Form 10-K, which amendments may make such changes as such attorneys-in-fact and agents deems appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he/she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power-of-Attorney on the date set opposite his/her respective name.

Signature	Title	Date

/s/ Jonathan M. Heller	Chairman of the Board	March 28, 2022
Jonathan M. Heller

/s/ Stephen D. Lebovitz	Director and Chief Executive Officer (Principal Executive Officer)	March 28, 2022
Stephen D. Lebovitz

/s/ Farzana Khaleel	Executive Vice President - Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 28, 2022
Farzana Khaleel

/s/ Charles B. Lebovitz	Director	March 28, 2022
Charles B. Lebovitz

/s/ Marjorie L. Bowen	Director	March 28, 2022
Marjorie L. Bowen

/s/ David J. Contis	Director	March 28, 2022
David J. Contis

/s/ David M. Fields	Director	March 28, 2022
David M. Fields

/s/ Robert G. Gifford	Director	March 28, 2022
Robert G. Gifford

/s/ Kaj Vazales	Director	March 28, 2022
Kaj Vazales